                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 22 to the registration statement (Form N-4 No. 33-19421) (the Registration Statement) of our report dated February 15, 2002, relating to the financial statements of Fortis Benefits Insurance Company, which appears in such Statements of Additional Information. We also consent to the use in the Statements of Additional Information constituting part of this Registration Statement of our report dated April 6, 2001, relating to the financial statements of Fortis Benefits Insurance Company Variable Account D, which appears in such Statements of Additional Information. We also consent to the reference to us under the heading "Independent Public Accountants" in such Statements of Additional Information.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 17, 2002